[Execution Copy]

                               SUPPLEMENTAL EXECUTIVE
                                RETIREMENT AGREEMENT

          AGREEMENT made this 20th day of May, 1998, between Hexcel Corporation, a Delaware corporation (the "Company"), and John J. Lee (the "Executive").

          WHEREAS, the Executive is presently employed by the Company as Chairman of the Board, President and Chief Executive Officer; and

          WHEREAS, the Company is willing to provide the Executive with certain benefits in the event of the retirement from or termination of the Executive's employment with the Company;

          NOW, THEREFORE, in consideration of the continued employment of the Executive by the Company and the benefits to be derived by the Executive hereunder, the parties mutually agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

          The following terms when used in this Agreement shall have the designated meaning, unless a different meaning is clearly required by the context.

          1.1 ACTUARIAL EQUIVALENCE. Determinations hereunder of actuarial value, actuarial equivalence or the like shall be made by the Company's independent actuary, using the mortality and other applicable actuarial assumptions specified, from time to time, in the Hexcel Corporation Pension Plan (the "Pension Plan") or any successor plan thereto; PROVIDED, HOWEVER, that for the purpose of determining any lump sum amount under this Agreement, or the amount of reduction to reflect the payment of a special benefit under Section 2.3, actuarial equivalence shall be determined using the interest rate assumption used in such plan for purposes of calculating lump sum distributions or for purposes of calculating other forms of benefits, whichever such rate is lower; and PROVIDED FURTHER, that for purposes of determining actuarial equivalence with respect to the Executive's deferred compensation account under
Section 5(d) of the Employment

Agreement, the assumptions set forth in Section 5(d)(i) of the Employment Agreement shall apply.

          1.2 AFFILIATE. Any trade or business, whether or not incorporated, which at the time of reference (i) controls, is controlled by or is under common control with the Company within the meaning of section 414(b) or (c) of the Code, or (ii) is, together with the Company, a member of an affiliated service group within the meaning of section 414(m) of the Code.

          1.3  BOARD.  The Board of Directors of the Company.

          1.4  CAUSE.  Cause shall mean:

          1.4.1 The willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or

          1.4.2 The willful engaging by the Executive in misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise including, but not limited to, conduct that constitutes Competitive Activity, as defined in Section 10 of the Executive's employment agreement, dated February 29, 1996 (the "Employment Agreement"). No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice from the Board to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) delivery to the Executive of a resolution duly adopted by the affirmative vote of two-thirds or more of the Board then in office (excluding the Executive) at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board, the Executive was guilty of the conduct herein set forth and specifying the particulars thereof in detail, (iii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iv) delivery to the Executive of a Notice of Termination from the Board specifying the particulars thereof in detail.

          1.5 CHANGE IN CONTROL. For purposes of this Agreement, Change in Control shall mean the first to occur of the following events:

          1.5.1 (i) Any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excluding Ciba for so long as Ciba is subject to the restrictions imposed by the Governance Agreement) (a "Person") is or becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Common Stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"); excluding, however, the following: (x) any acquisition by the Company or any of its affiliates or (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates and (ii) Ciba Beneficially Owns, in the aggregate, a lesser percentage of the Total Voting Power than such Person Beneficially Owns.

          1.5.2 A change in the composition of the Board such that the individuals who, as of the effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was made or approved pursuant to the Governance Agreement or by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered a member of the Incumbent Board; but, PROVIDED,

FURTHER, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered a member of the Incumbent Board.

          1.5.3 The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction (1) pursuant to which all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Total Voting Power immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Total Voting Power, as the case may be, or (2) after which no Person beneficially owns a greater percentage of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation than does Ciba.

          1.5.4 Ciba shall become the Beneficial Owner of more than 57.5% of the total Voting Power.

          1.5.5 The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          1.6 CIBA. Ciba Specialty Chemicals Holding, Inc., a Swiss corporation, together with its affiliates holding Company voting securities pursuant to Section 4.01(b) of the Governance Agreement.

          1.7  CODE.  The Internal Revenue Code of 1986, as amended.

          1.8 COMPANY. Hexcel Corporation, a Delaware corporation, and its successors.

          1.9 CONTINUOUS SERVICE. The Executive's period of continuous employment with the Company and its Affiliates commencing on the effective date of the Executive Deferred Compensation Agreement. A transfer between employment with the Company and an Affiliate or between Affiliates shall not be deemed a termination of employment or otherwise interrupt the Executive's Continuous Service. Leaves of absence of not more than one year and any period during which the Executive is entitled to receive disability benefits from the Company (including medical and short-term disability benefits preceding the commencement of long-term disability benefits under the Company's long-term disability plan) shall be taken into account as Continuous Service.

          1.10 DISABILITY. The Executive's inability to perform the customary duties of his employment by reason of any medical or psychological illness or condition that is expected to be permanent or of indefinite duration, excluding any such illness or condition that results from intentional self-inflicted injury, alcoholism or drug abuse.

          1.11 EMPLOYMENT AGREEMENT. The Agreement entered into between the Company and the Executive on February 29, 1996.

          1.12 EXECUTIVE DEFERRED COMPENSATION AGREEMENT. The Executive Deferred Compensation Agreement between the Executive and the Company entered into as of September 1, 1994.

          1.13 GOOD REASON. A termination of employment by the Executive that constitutes a termination for Good Reason under the Employment Agreement.

          1.14 GOVERNANCE AGREEMENT. The agreement defined as such in the Strategic Alliance Agreement among the Company, Ciba Geigy Limited and Ciba Geigy Corporation, dated as of September 29, 1995, as amended.

          1.15 NORMAL RETIREMENT BENEFIT. The benefit defined in Section 2.2.1 hereof.

          1.16 NORMAL RETIREMENT DATE. The date on which the Executive attains age sixty-five (65).

          1.17 NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive other than by death shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate whether termination was for Good Reason, Cause, Disability or otherwise and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          1.18 TERMINATION OF EMPLOYMENT. References hereunder to the Executive's termination of employment, the date the Executive's employment terminates and the like, shall, except as specifically provided herein, refer to the ceasing of the Executive's employment with the Company and all Affiliates for any reason.

                                      ARTICLE II

                                 RETIREMENT BENEFITS

          2.1 IN GENERAL. The amount of the Executive's benefit shall be based on his Final Average Pay, Benefit Percentage and Vesting Percentage; the benefit otherwise payable under this Agreement's basic benefit formula shall be reduced by the amount of the Executive's Qualified Pension Benefits. The following definitions shall apply in making benefit calculations under this Agreement:

          2.1.1 FINAL AVERAGE PAY. The average monthly compensation of the Executive for the highest-paid 24 consecutive months of the Executive's final 60 months of Continuous Service. For this purpose (i) the Executive's "compensation" shall mean his base salary (without regard to any salary deferral pursuant to sections 125 or 401(k) of the Code or any successor provision) and all amounts earned under all management incentive or other bonus plans in which he participates and (ii) any incentive pay or other bonus shall be deemed to have been earned ratably over the period with respect to which it is earned.

          2.1.2  BENEFIT PERCENTAGE.  50%.

          2.1.3 VESTING PERCENTAGE. A percentage determined by dividing (i) the Executive's completed months of Continuous Service by (ii) the number 60.

          2.1.4 QUALIFIED PENSION BENEFITS. All vested amounts paid or payable to or in respect of the Executive from (i) the Hexcel Corporation Pension Plan or any successor plan thereto, (ii) the Hexcel Corporation 401(k) Plan or any successor plan thereto, (iii) the Hexcel Corporation 401 (k) Restoration Plan or any successor plan thereto, (iv) Social Security payments, and (v) the actuarial present value of the Executive's deferred compensation account established pursuant to Section 5(d) of the Employment Agreement, in each case, whether as a periodic payment, as a lump sum, or otherwise. The aggregate of the Executive's Qualified Pension Benefits shall be expressed as a monthly amount in the form of an actuarially equivalent 50% joint and survivor annuity with 120 months of guaranteed payments starting at the date the Executive attains age 65.

          2.2  PAYMENT OF BENEFITS.  Benefits shall be paid as follows:

          2.2.1  NORMAL RETIREMENT.  Except as otherwise set forth in Section
2.2.2 or 2.2.3, if the Executive's employment terminates on or after his Normal Retirement Date, the Company will pay the Executive a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments. Any such payments made after the death of the Executive shall be made (i) to the Executive's surviving spouse, if any or (ii) if there is no surviving spouse or the surviving spouse dies before a total of 120 payments have been made to the Executive and the surviving spouse, to the Executive's estate. Such monthly benefit shall be an amount equal to (A) the product of his Final Average Pay, Benefit Percentage, and his Vesting Percentage, less (B) his Qualified Pension Benefits (the "Normal Retirement Benefit").

          2.2.2 TERMINATION FOLLOWING CHANGE IN CONTROL. Upon (i) termination by the Executive of his employment within one year following a Change in Control or (ii) termination of the Executive's employment by the Company other than for Cause within one year following a Change in Control, the Company will pay the Executive, no later than the next business day following the date of such termination, by wire transfer to the Executive's bank account, as designated by the Executive, an amount equal to the actuarial present value of the Normal Retirement Benefit (computed using a Vesting Percentage of 100%) he would have received had he retired on his Normal Retirement Date (but based upon his Final Average Pay at the time his employment terminates).

          2.2.3 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. Except as otherwise provided in Section 2.2.2, upon termination of the Executive's employment at any time by the Company other than for Cause or by the Executive for Good Reason, the Company will pay the Executive, as soon as practicable following such date of termination, an amount equal to the actuarial present value of the Normal Retirement Benefit (computed using a Vesting Percentage of 100%) he would have received had he retired on his Normal Retirement Date (but based upon his Final Average Pay at the time his employment terminates).

          2.2.4 TERMINATION FOR CAUSE. No benefits shall be payable hereunder with respect to the Executive if his employment is terminated by the Company for Cause.

          2.2.5  OTHER TERMINATION.  If the Executive terminates his employment
(i) prior to his attainment of age 65, (ii) other than for Good Reason, and
(iii) other than under circumstances described in clause (i) of Section 2.2.2, the Company will pay the Executive a monthly benefit starting on the date elected by the Executive, but no earlier than the first of the month after his attainment of age 55, and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments. Any such payments made after the death of the Executive shall be made (i) to the Executive's surviving spouse, if any or (ii) if there is no surviving spouse or the surviving spouse dies before a total of 120 payments have been made to the Executive and the surviving spouse, to the Executive's estate. Such monthly benefit shall be calculated and paid in accordance with Section 2.2.1 hereof, reduced by one percent (1%) per payment for each full calendar quarter by which the benefit commencement date precedes the Executive's attainment of age 62.

          2.2.6 DISABILITY. If the Executive's employment with the Company or any Affiliate terminates on account of Disability, the Company shall pay the Executive a monthly benefit in an amount equal to (i) the product of his Final Average Pay and Benefit Percentage less (ii) his Qualified Pension Benefits. The benefit so determined shall be payable, without actuarial or other reduction to reflect commencement of payment before his Normal Retirement Date, beginning on the first date of the month next following the last month with respect to which the Executive is entitled to payments under the Company's long term disability plan (or, if earlier, such time as the Executive shall elect not to receive such payments) and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments. Any such payments made after the death of the Executive shall be made (i) to the Executive's surviving spouse, if any or (ii) if there is no surviving spouse or the surviving spouse dies before a total of 120 payments have been made to the Executive and the surviving spouse, to the Executive's estate.

          2.2.7 OPTIONAL FORMS OF BENEFIT. In lieu of the form of benefit prescribed in Section 2.2.1 and Section 2.2.5, the Executive may elect to receive his benefit hereunder, as soon as practicable following the date of his termination of employment, in a cash lump sum, the amount of which shall equal the actuarial present value of, in the case of Section 2.2.1, his Normal Retirement Benefit and, in the case of Section 2.2.5, the reduced monthly benefit he would have received under Section 2.2.5. In lieu of the lump sum form of benefit prescribed in Sections 2.2.2 and 2.2.3, the Executive may elect to receive his benefit hereunder as a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments. Any such payments made after the death of the Executive shall be made
(i) to the Executive's surviving spouse, if any or (ii) if there is no surviving spouse or the surviving spouse dies before a total of 120 payments have been made to the Executive and the surviving spouse, to the Executive's estate. Any election to change to or from the lump sum form of benefit that is made by the Executive less than one year preceding the Executive's date of termination shall not be given effect; PROVIDED, HOWEVER, that the foregoing shall be inapplicable with respect to any election made by the Executive within 30 days of the date of this Agreement.

          2.3 SPECIAL BENEFIT. If it shall be determined by a final administrative decision of the Internal Revenue Service (which is not appealed by the Executive) or by a final decision of a court of competent jurisdiction (which is not appealed by the Executive) that the value of all or any part of any benefit contemplated by this Agreement is includable in the income of the Executive prior to the actual receipt of such benefit, the Company shall make a special payment to the Executive, in discharge of the actuarially equivalent value (based upon the actuarial factors in effect when benefits other than the benefit described in this Section 2.3 commence to be paid to the Executive hereunder) of any benefits otherwise due hereunder (and such other benefit shall be reduced to reflect the actuarial value of any such special payment made pursuant to this Section 2.3), in an amount equal to the Executive's estimated federal, state and local income tax liabilities related to such inclusion and to the inclusion in income of such special payment. The Executive shall have no obligation to appeal any determination made by the Internal Revenue Service or the decision of any such court.

          2.4 OTHER BENEFITS. The Executive shall be entitled to the following other benefits:

          2.4.1 INSURANCE BENEFITS. The Company shall keep in force and pay for life insurance for the Executive upon the Executive's termination of employment, as follows: (i) for the period ending on the Executive's attainment of age 65, an amount equal to the lesser of (A) two (2) times the actuarial present value at the time of the termination of employment of the benefit to which the Executive is entitled hereunder, and (B) the amount of life insurance maintained by the Company on behalf of the Executive as of the date of termination; and (ii) commencing immediately following the period described in
(A) above and during the Executive's lifetime, an amount equal to the lesser of
(A) one (1) times the present actuarial value at the time of termination of employment of the benefit to which the Executive is entitled hereunder and (B) the amount of life insurance maintained by the Company on behalf of the Executive as of the date of termination.

          2.4.2 MEDICAL AND DENTAL INSURANCE. The Company, at its expense, shall continue to cover Executive and his spouse in its group medical and dental insurance plans during those periods with respect to which life insurance is maintained for the Executive pursuant to Section 2.4.1 or, if later, until the death of the Executive's spouse; PROVIDED, HOWEVER, that the benefits so provided shall not be materially less favorable to the Executive and his spouse then those in effect under the Company's plans at the time the Executive's employment terminates.

          2.5 NO DUPLICATION. Except as provided in Section 2.3 hereof, in no event shall benefits become payable to the Executive under more than one Section of this Article II (other than Section 2.4).


                                     ARTICLE III

                                  SURVIVOR BENEFITS

          3.1 POST-RETIREMENT SURVIVOR BENEFIT. If the Executive dies after payment of his benefits under Article II has started, the Company shall pay a monthly benefit to the Executive's surviving spouse, if any, starting on the first of the month immediately following the month in which the Executive dies or, if later, with the month immediately following the last month for which a payment is made to the surviving spouse under Article II, and ending with the payment for the month in which the death of such spouse occurs. Such monthly benefit shall be an amount equal to 50% of the monthly benefit the Executive was receiving under the Agreement prior to his death. The Executive may elect, at any time prior to commencement of his benefits under Article II, to have the benefit payable to his surviving spouse pursuant to the preceding sentence be an amount equal to 100% of the monthly benefit the Executive was receiving under the Agreement prior to his death. If the Executive makes such election, the benefit payable to the Executive under Article II hereof shall be reduced to reflect the actuarial equivalence of the additional Post-Retirement Survivor Benefit so elected by the Executive.

          3.2 PRE-RETIREMENT SURVIVOR BENEFIT. Except as provided in the following sentence, if the Executive dies before distribution of his benefits under Article II has started, the Company shall pay a monthly benefit to the Executive's surviving spouse, if any, starting on the first of the month immediately following the month in which the Executive dies and ending with the payment for the month in which the death of such spouse occurs. Such monthly benefit shall be an amount equal to (i) the product of his Final Average Pay and Benefit Percentage less
(ii) his Qualified Pension Benefits. If the Executive dies before distribution of his benefits under Article II has started and either has no surviving spouse or the surviving spouse so elects, the Company shall pay to the Executive's estate a lump sum payment equal to the actuarial present value of the Executive's Normal Retirement Benefit as of the date of the Executive's death.

          3.3 SPOUSAL LIMITATION. Notwithstanding anything in this Article III to the contrary, the surviving spouse benefits under Article II and Sections
3.1 and 3.2 shall be payable only if the Executive and his surviving spouse were legally married to each other on the date of his death.


                                      ARTICLE IV

                                    MISCELLANEOUS

          4.1 BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          4.2 NOTICE. Notices, elections, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand (or received by telecopy, telex or similar device) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                   If to the Executive:

                        Mr. John J. Lee
                        18 Walnut Avenue
                        Larchmont, New York  10538

                   If to the Company:

                        Hexcel Corporation
                        Two Stamford Plaza
                        281 Tresser Boulevard
                        Stamford, Connecticut  06901-3238

                        Attn: Ira J. Krakower, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          4.3 GENERAL PROVISIONS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

          4.4 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          4.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          4.6 ARBITRATION. Except as set forth in Section 4.9, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

          4.7 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained
herein is hereby terminated and cancelled.   This Agreement supersedes the
Executive Deferred Compensation Agreement, which shall be of no force and effect as of the date hereof.

          4.8 NO RIGHT OF OFFSET. The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits (except as otherwise set forth in this Agreement), by offset against any amount owed or claimed to be owed by the Executive to the Company, or otherwise.

          4.9 PROTECTIVE PROVISIONS. The Executive shall cooperate with the Company by furnishing any and all information reasonably requested by the Company in order to determine the amounts payable hereunder or to facilitate the payment of benefits hereunder. If upon written request of the Company, the Executive shall, within ninety days thereof (180 days if the Executive is Disabled), if such information is reasonably available to the Executive, fail to comply with such a request for information, the Company may terminate any benefits otherwise payable under this Agreement.

          4.10 ASSIGNMENT. The voluntary or involuntary assignment, encumbrance or alienation of any benefit hereunder or any interest therein, whether or not payable to the Executive, is not permitted and will not be recognized. Any such purported assignment, encumbrance or alienation, by operation of law or otherwise, shall be void. Subject to the provisions of applicable law, no payment of any benefit shall, prior to actual receipt thereof by the Executive or his spouse, be subject to garnishment, attachment, execution, levy or other legal process for debts or for alimony or support of any spouse, former spouse or other relative.



                                       HEXCEL CORPORATION

                                       By:______________
                                          Name:  Ira J. Krakower
                                          Title: Senior Vice President

                                       -----
                                       John J. Lee






t:\legal\serp\serpjjl.wpd




                                  TABLE OF CONTENTS
                                  -----------------

                                                                                 PAGE
                                                                                 ----


                                   ARTICLE I   DEFINITIONS

     1.1  Actuarial Equivalence. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.4  Cause. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.5  Change In Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.6  Ciba . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.7  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.8  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.9  Continuous Service . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.10 Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.11 Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.12 Executive Deferred Compensation Agreement  . . . . . . . . . . . . . . . .4
     1.13 Good Reason. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4


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     1.14 Governance Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.15 Normal Retirement Benefit. . . . . . . . . . . . . . . . . . . . . . . . .5
     1.16 Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.17 Notice of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     1.18 Termination of Employment. . . . . . . . . . . . . . . . . . . . . . . . .5


                                      ARTICLE II
                                 RETIREMENT BENEFITS

     2.1  In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.2  Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.3  Special Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.4  Other Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.5  No Duplication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9


                                     ARTICLE III
                                  SURVIVOR BENEFITS

     3.1  Post-Retirement Survivor Benefit . . . . . . . . . . . . . . . . . . . . .9
     3.2  Pre-Retirement Survivor Benefit. . . . . . . . . . . . . . . . . . . . . 10
     3.3  Spousal Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . 10


                                      ARTICLE IV
                                    MISCELLANEOUS

     4.1  Binding Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.2  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.3  General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.4  Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.6  Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.7  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     4.8  No Right of Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.9  Protective Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     4.10 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
